UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2015

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Fiscal 2016 Executive Incentive Plan

On August 13, 2015, the Compensation Committee of the board of directors of Fabrinet (the “Company”) adopted an executive incentive plan (the “Bonus Plan”) for the Company’s fiscal year ending June 27, 2016 (“fiscal 2016”). The Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934 are eligible to participate in the Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Bonus Plan provides for a target bonus amount expressed as a percentage of a Participant’s annual base salary, as set forth in the table below. The maximum bonus that a Participant may receive under the Bonus Plan is two times such Participant’s target bonus.

Executive Officer	Title	Fiscal 2016 Target Bonus (as a % of Base Salary)	Fiscal 2016 Maximum Bonus (as a % of Base Salary)
David T. Mitchell	Chief Executive Officer and Chairman of the Board of Directors	120%	240%
Dr. Harpal Gill	President and Chief Operating Officer of Fabrinet USA, Inc.; Executive Vice President, Operations of Fabrinet Co., Ltd.	95%	190%
Toh-Seng Ng	Executive Vice President, Chief Financial Officer of Fabrinet USA, Inc.	80%	160%
John Marchetti	Executive Vice President, Chief Strategy Officer of Fabrinet USA, Inc.	40%	80%

The amount of bonus actually paid to a Participant will be based 20% on achievement of fiscal 2016 individual performance objectives, 40% on achievement of a fiscal 2016 revenue target and 40% on achievement of a fiscal 2016 non-GAAP earnings per share target. As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for a Participant to receive any credit for that factor. If the Company achieves 100% of a target financial metric, bonuses would be paid out at 100% of target with respect to that financial metric component. If the Company achieves 90% of a target financial metric, bonuses would be paid out at 50% of target with respect to that financial metrics component. If the Company achieves 105% of a target financial metric, maximum bonuses would be paid out at 200% of target with respect to that financial metric component. Achievement of the financial targets at levels between 90% and 100% and between 100% and 105% will result in a bonus amount that is scaled in a linear fashion. In its sole discretion, the Compensation Committee shall determine if the fiscal 2016 individual performance objectives have been met and may award up to 200% of target for that component of the bonus.

Departure of Named Executive Officer

John Marchetti will be resigning as Executive Vice President, Chief Strategy Officer of Fabrinet USA, Inc., effective December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: August 19, 2015